FOR IMMEDIATE RELEASE                                       EXHIBIT 99

ANALYST CONTACT:                                      MEDIA CONTACT:
 John S. Heneghan                                      Joe Kopec
 CNA Surety Corporation                                The Dilenschneider Group
 312-822-1908                                          312-553-0700

                 CNA SURETY REPORTS STRONG UNDERWRITING RESULTS

CHICAGO, ILLINOIS, NOVEMBER 4, 1997 -- CNA SURETY CORPORATION (NYSE:SUR) today reported strong underwriting results for the third quarter and nine months ended September 30, 1997 for the separate surety businesses of both CNA Financial Corporation ("CNA") and of Capsure Holdings Corp. ("Capsure"). The merger that formed CNA Surety Corporation was completed on September 30, 1997, combining the surety business of CNA with Capsure's principal insurance subsidiaries, Western Surety Company and Universal Surety of America. The combined operating results of these merged businesses will be reported prospectively in CNA Surety's consolidated results from the closing date.

     "Despite heightened competitive conditions in a number of market segments, the year-to-date underwriting profitability of both surety businesses was excellent," said Mark C. Vonnahme, president and CEO of CNA Surety. "Net written premiums of the combined surety businesses of CNA and Capsure were up
4.4 percent for the nine months. In addition, favorable loss trends persist at both businesses. We are in the early stages of integrating these complementary business units and are excited about the long-term potential of CNA Surety."

     Net written premiums of the surety business of CNA were up 8.5 percent in the 1997 third quarter to $39.9 million. For the first nine months of 1997, net written premiums were $108.6 million up 2.2 percent. Net written premiums for the twelve months ended September 30, 1997 were $146.3 million.

     The combined ratio for the surety business of CNA in the first nine months of 1997 improved to 44.4 percent compared to 74.4 percent in 1996. For the first nine months of 1997, the loss ratio declined to (10.6) percent compared to 21.0 percent for 1996. The loss and combined ratios for the first nine months of 1997 included $35.0 million in favorable loss reserve development compared to $8.5 million for the comparable period of 1996. For the first nine months of 1997, the expense ratio increased to 55.0 percent compared to 53.4 percent in 1996.

     Capsure's net written premiums in the 1997 third quarter were up 9.7 percent to $24.1 million.

                                                                EXHIBIT 99

For the first nine months of 1997, net written premiums were $74.4 million up
7.7 percent. Net written premiums for the twelve months ended September 30, 1997 were $96.6 million.

     The combined ratio for Capsure in the first nine months of 1997 improved to 77.2 percent compared to 80.3 percent in 1996. For the first nine months of 1997, the loss ratio declined to 7.2 percent compared to 10.0 percent for 1996. The loss and combined ratios for the first nine months of 1997 included $5.2 million in favorable loss reserve development compared to $3.3 million for the comparable period of 1996. For the first nine months of 1997, the expense ratio decreased slightly to 70.0 percent compared to 70.3 percent in 1996.

     CNA, through its subsidiaries, is the majority stockholder of CNA Surety, owning 61.75 percent of the outstanding shares. Capsure stockholders own the remaining 38.25 percent of the outstanding CNA Surety shares issued in the tax-free exchange of their Capsure shares on a one-for-one basis. As described in the Company's Registration Statement on Form S-4, these ownership percentages may be adjusted on March 31, 1998 if the 1997 net written premiums of Capsure or of the surety business of CNA deviate from specified levels.

     CNA Surety Corporation, through its principal subsidiaries, Western Surety Company and Universal Surety of America, provides surety and fidelity bonds in all 50 states through a combined network of approximately 120,000 independent agents.

     CNA is a registered service mark and trade name of CNA Financial
Corporation.

                                   #  #  #

                                                                EXHIBIT 99
-- Chart Follows--


     "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements which are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, product and policy demand and market response risks, the effect of economic conditions, the impact of competitive products, policies and pricing, product and policy development, regulatory changes and conditions, rating agency policies and practices, development of claims and the effect on loss reserves, the performance of reinsurance companies under reinsurance contracts with the Company, investment portfolio developments and reaction to market conditions, the results of financing efforts, the actual closing of contemplated transactions and agreements, the effect of the Company's accounting policies, and other risks detailed in the Company's Securities and Exchange Commission filings. No assurance can be given that the actual results of operations and financial condition will conform to the forward-looking statements contained herein.


------------------------------------

NOTES TO PRESS RELEASE INVESTOR DATA

(1) Includes the surety operations of Continental Casualty Company ("CCC"), Continental Insurance Company ("CIC") and their affiliates, collectively referred to as CCC Surety Operations. CCC was the principal operating subsidiary of CNA Financial Corporation ("CNA") which wrote the surety line of business.

(2) Does not include the effects of certain general and administrative expenses, which are indirect or overhead in nature, since such costs were not historically allocated to the CCC Surety Operations of CNA or its subsidiaries. Accordingly, the comparability of this data to other data that include such costs is affected.

(3) Includes the effect of recording revisions of prior year reserves. The dollar amount and the percentage point effect on the loss ratio of these reserve revisions, all of which were deductions, were $6,905 or 18.3% for the three months ending September 30, 1996 and $35,000 or 32.2% and $8,510 or 7.6% for the nine months ending September 30, 1997 and 1996, respectively.

(4) Includes the results of operations of Western Surety and Universal Surety, which principally relates to surety and fidelity lines and excludes corporate and other similar expenses of Capsure.

(5) The receivable from affiliates reflects the reinsurance agreement whereby CCC and CIC ceded all of their net unearned premiums and loss and loss adjustment reserves, as of September 30, 1997, to Western Surety on the merger date. On October 1, 1997, CNA Surety received payment from CNA for the $118 million receivable from affiliates.

CNA SURETY CORPORATION                                                  EXHIBIT 99
Press Release Investor Data
{Unaudited, amounts in thousands, except per share data}

                                             THREE MONTHS ENDED                NINE MONTHS ENDED
                                                SEPTEMBER 30,                     SEPTEMBER 30,
                                          ------------------------        ---------------------------
                                             1997           1996             1997            1996
                                          --------         -------         --------        --------
SURETY BUSINESS OF CNA FINANCIAL
UNDERWRITING DATA:(1)
Net written premiums                       $39,865         $36,726         $108,630        $106,263

Net earned premiums                        $38,580         $37,769         $108,564        $112,302
Net losses and loss adjustment expenses      8,222           3,716          (11,516)         23,612
Net commissions, brokerage and other (2)    20,004          20,581           59,674          59,995
                                          --------         -------         --------        --------
Underwriting income                        $10,354         $13,472          $60,406         $28,695
                                          ========         =======         ========        ========

Loss ratio (3)                                21.3%            9.8%           (10.6)%          21.0%
Expense ratio                                 51.9            54.5             55.0            53.4
                                          --------         -------         --------        --------
Combined ratio (3)                            73.2%           64.3%            44.4%           74.4%
                                          ========         =======         ========        ========

CAPSURE SURETY UNDERWRITING DATA:(4)
Net written premiums                       $24,082         $21,947          $74,448         $69,115

Net earned premiums                        $24,170         $22,856          $69,428         $66,159
Net losses and loss adjustment expenses      1,871           2,014            5,030           6,601
Net commissions, brokerage and other        17,309          16,177           48,595          46,499
                                          --------         -------         --------        --------
Underwriting income                         $4,990          $4,665          $15,803         $13,059
                                          ========         =======         ========        ========

Loss ratio                                     7.8%            8.8%             7.2%           10.0%
Expense ratio                                 71.6            70.8             70.0            70.3
                                          --------         -------         --------        --------
Combined ratio                                79.4%           79.6%            77.2%           80.3%
                                          ========         =======         ========        ========

CNA SURETY CORPORATION                                                                 SEPTEMBER 30,
CONSOLIDATED BALANCE SHEET DATA:                                                           1997
                                                                                       ------------
Invested assets and cash                                                               $    267,876
Receivable from affiliates (5)                                                              117,982
Intangible assets                                                                           165,562
Total assets                                                                                683,314

Insurance reserves                                                                          286,884
Long-term debt                                                                              105,000
Stockholders' equity                                                                        255,071

Book value per share                                                                          $5.89
                                                                                           ========

Outstanding shares                                                                           43,294
                                                                                           ========

-------------------------------------------




See notes to Press Release Investor Data on previous page.



                                       7